Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

BETWEEN ENVUE MEDICAL ISRAEL LTD. AND DORON BESSER

This FIRST AMENDMENT TO THE AMENDED AND RESTATED Employment Agreement by and among DR. DORON BESSER (the “Executive”) and ENVUE MEDICAL ISRAEL LTD., an Israeli corporation (the “Company”), is made and entered as of this 2nd day of February, 2026, for purposes of amending that certain Amended and Restated Employment Agreement between the Company and the Executive dated as of December 17, 2025 (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 8.9 of the Agreement provides that the Parties to the Agreement may amend the Agreement in a writing signed by the Parties; and

WHEREAS, the Parties hereto desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Section 8.9 of the Agreement, in consideration of mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Exhibit B, Section 8.1 of the Agreement is hereby amended by deleting said subsection in its entirety and substituting in lieu thereof the following new Exhibit B, Section 8.1:

8.1	As soon as administratively practicable following the Commencement Date hereof (and in all events no later than the later of (x) sixty (60) days after the Commencement Date and (y) the date any regulatory approvals by the ITA (as defined below) are completed), the Company shall cause the Parent (pursuant to approval of the Parent Board of Directors) to grant to the Executive an award of restricted stock units that represent, in the aggregate, nine percent (9%) of the Parent’s issued and outstanding common stock determined on a fully diluted basis as of the date of grant and subject to the terms and conditions of the Parent’s 2024 Long-Term Incentive Plan, as approved by the Israeli Tax Authorities (the “ITA”) and a restricted stock unit award agreement (the “Initial Grant”), to be made, if possible, under the Capital Gains track of Section 102 of the Israeli Tax Ordinance (the “102 Grant” and the “Ordinance”, respectively). In addition, the Parent shall, subject to the approval of the Parent Board of Directors, issue additional restricted stock units to the Executive, to the extent necessary, on each quarterly anniversary of the date of grant of the Initial Grant for the Executive to maintain the Executive’s assigned percentage interest as provided in the foregoing sentence, provided the Executive is still employed by the Company on the applicable date of grant (such additional issuance being a “Gross-Up”). Notwithstanding the foregoing, in the event the Executive is terminated by the Company without Cause or the Executive resigns for Good Reason, the Executive shall receive, immediately prior to the Executive’s termination date, an additional Gross-Up issuance, if necessary, prorated based on the number of calendar days the Executive was employed during the applicable quarter in which such termination occurs. Any such Gross-Up Each Gross-Up issuance shall be made in accordance with Section 102 of the Ordinance and the ITA Guideline No. 1815/09 (as may be amended from time to time) as a 102 Grant, and may be effected through an additional grant to the Executive pursuant to a restricted stock unit award agreement subject to the same terms and conditions provided in Section 8.1. The Initial Grant and Gross-Up shall be fully vested at grant.

2. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

3. In the event of a conflict between the Agreement and this Amendment, the Amendment shall govern.

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[Remainder of Page Intentionally Left Blank Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first indicated above.

THE COMPANY:

ENVUE MEDICAL ISRAEL LTD.

By:	/s/ David Johnson
Name:	David Johnson
Title:	Chairman

EXECUTIVE:

/s/ Doron Besser
Doron Besser

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